As Filed With the Securities and Exchange Commission on October 24, 2003
                                                 Registration No. 333-109945

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                         REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                    PTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                          3845                    88-0380544
--------------------------------------------------------------------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


          3355 Mountain Spring Road - Suite 63, Las Vegas, Nevada 89102
                               (702) 702-380-3811
 -----------------------------------------------------------------------------
 (Address and telephone number of Registrant's principal executive offices and principal place of business)

                         2003 EMPLOYEE BONUS STOCK PLAN

                    2003 DIRECTORS AND CONSULTANTS STOCK PLAN
                            (Full title of the Plans)

                                   Peter Chin
                      3355 Mountain Spring Road - Suite 63
                            Las Vegas, Nevada 89102

                     (Name and address of agent for service)

                               (702) 702-380-3811
          (Telephone number, including area code, of agent for service)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, Nevada, on October 24, 2003.

                                      PTS, INC.


                                      By: /s/Peter Chin
                                         ----------------------------
                                         Peter Chin,
                                            President
                                            Chief Financial Officer
                                            Chief Accounting Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                                 Date
---------               -----                                 ----

/s/Peter Chin           President, Chief Executive Officer    October 24, 2003
-----------------       and Director
Peter Chin

                                  EXHIBIT INDEX

NO.  DESCRIPTION
---  -----------

4.1  Bonus Stock Plan for the Year 2003*

4.2  Incentive Stock Plan for the Year 2003*

5    Opinion of Counsel re: Legality*

23.1 Consent of Independent Certified Public Accountant*

23.2 Consent of Counsel*

23.3 Consent of Independent Certified Public Accountant (corrected)

------------------

* Previously submitted with registration statement on Form S-8 October 24, 2003